EXHIBIT 99

              Norstan Names Scott G. Christian President
                     and Chief Executive Officer;

         Company Anticipates Improved Operating Profitability

    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 6, 2004--Norstan, Inc. (Nasdaq:NRRD), a leading provider of communications technology solutions and services, today announced that the company's Board of Directors has named Scott G. Christian as president and chief executive officer, effective immediately. Norstan's former president and CEO, James C. "Jim" Granger, has chosen to pursue other interests resulting in his departure from the company.
    "Norstan's priority has moved from an aggressive growth strategy to one of more measured growth while improving the company's operating profitability, which has contributed to this change in leadership. We appreciate Jim's contributions to Norstan over the past 3 1/2 years. He was instrumental in restoring Norstan to its core purpose of delivering communications solutions and services to the enterprise market," said Paul Baszucki, Chairman of Norstan's Board of Directors. "Scott has played a significant role in Norstan's turnaround and has a wealth of business experience. In his new role, he will continue to build on our financial performance with a primary goal of returning Norstan to long-term profitability."
    Christian joined Norstan as its executive vice president and chief financial officer in January 2001. "Since joining the company, Scott's financial leadership has been key to Norstan's effectiveness in strengthening the balance sheet, reducing costs and strategically positioning Norstan for success," Baszucki said. "His previous experience at Ceridian and Automatic Data Processing makes him well suited to lead the company."
    Prior to joining Norstan, Christian, 49, served as senior vice president of Finance of Bloomington-based Ceridian Corp. from April 1999 to October 2000. From April 1991 to February 1999, he was employed by Automatic Data Processing in a variety of capacities, including chief financial officer for the Electronic Services Division from 1995 to 1999. Christian currently serves as a member of the Board of Directors and Chair of the Audit Committee of CRYO-CELL International, Inc., of Clearwater, FL.
    "Norstan is a company with a great future and I appreciate the Board's confidence that I can lead our employees to reach its potential," said Christian. "Over the past few years, our employees have worked hard to build a solid foundation for long-term success. In the short-term, our industry has been plagued by many macroeconomic factors, but we have nonetheless been able to establish best-in-class technology partners and retain an incredibly talented workforce dedicated to serving our customers and moving Norstan into new markets. I am pleased to have worked with Jim Granger in transforming Norstan into a more focused and financially stronger company and I look forward to working with Norstan's management team, our dedicated employees, business partners, customers, shareholders and the community as we drive our future success."
    Norstan will report fiscal third quarter 2004 financial results on March 16, 2004, after the market close. While Norstan has provided no formalized earnings guidance for fiscal 2004, the company reiterates that it anticipates operating profitability to improve in the remaining quarters of fiscal 2004 as a result of cost cutting measures taken during the second fiscal quarter.

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing, industry regulation, management of growth, integration of acquisitions, access to adequate long-term financing and other factors set forth in cautionary statements included in Norstan's Form 10-K and other documents as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) - ...the technology services people who improve the way their customers communicate. A full-service telecommunications solutions company that delivers voice and data technologies and services, and remanufactured equipment to select corporate end-users and channel partners. Norstan also offers a full range of technologies for call center design, messaging, infrastructure, conferencing and mobility. Norstan has offices throughout the United States and Canada. To learn more, visit the Norstan website at www.norstan.com.

    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.


    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com